CONSENT OF INDEPENDENT AUDITORS






The Board of Trustees and Shareholders
Memorial Funds:

We consent to the use of our report dated February 5, 1999 for Government Bond Fund, Corporate Bond Fund, Growth Equity Fund, and Value Equity Fund, series of Memorial Funds, incorporated herein by reference into the statement of additional information and to the references to our Firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.


                                                     /s/ KPMG LLP


Boston, Massachusetts
June 20, 1999




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